Exhibit 10.1

Purchase agreement

Royal Bakery Holdings Inc. (the seller) does hereby sell, assign and transfer to Parc Valencia LLC (the buyer) of:

Patents, trademarks Brand name of Ovo Café

The Seller warrants that all patents, trademarks, trade names, brand names design and copyrights owned by, used by Seller are valid and in good standing and free and clear of all security interests, liens, encumbrances and other burdens and have not been and are not now being challenged in any way or involved in any pending or threatened interference proceeding.

The Seller further agrees to release and forever transfer the trade mark (Ovo Café brand) to the Buyer. The Buyer agrees to pay Royal Bakery Holdings $2,500 for the trademark transfer and release.

This Agreement is being delivered and is intended to be performed in the State of California and shall be governed by and construed and enforced in accordance with the laws of said State.

Royal Bakery Holdings, Inc.	Parc Valencia LLC

Name:	Name:
Title:	Title:
Date:	Date: